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                                                               EX-99.B(d)(2)(ii)

                                   Appendix A

                            Large Company Growth Fund

Approved by Board of Trustees: August 19, 1999 and October 24, 2000.

Most Recent Annual Approval Date: August 5, 2003.

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                                   SCHEDULE A

                           WELLS FARGO VARIABLE TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

     This fee agreement is made as of the 1st day of March, 2001, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Peregrine Capital Management, Inc. (the "Sub-Adviser") and

     WHEREAS, the parties and Wells Fargo Variable Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

     WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

     NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying annual rate of percentage of the assets of the Large Company Growth Fund:

-----------------------------------------------------
        Breakpoints                Sub-Advisory Fee
-----------------------------------------------------
0-25M                            0.75
25-50M                           0.60
50-275M                          0.50
*275M                            0.30
-----------------------------------------------------
* More Than

                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By:   /s/ Andrew Owen
                                            ------------------------------------
                                            Andrew Owen
                                            Vice President

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                                        PEREGRINE CAPITAL MANAGEMENT, INC.


                                        By:   /s/ Robert B. Mersky
                                            ------------------------------------
                                            Robert B. Mersky
                                            President